UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

March 23, 2022

(Date of earliest event reported)

RELIANCE GLOBAL GROUP, INC.

(Exact name of registrant as specified in its charter)

Florida	001-40020	46-3390293
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

300 Blvd. of the Americas, Suite 105 Lakewood, NJ	08701
(Address of principal executive offices)	(Zip Code)

732-380-4600

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transmission period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.086 par value per share	RELI	The Nasdaq Capital Market
Series A Warrants to purchase shares of common stock, par value $0.086 per share	RELIW	The Nasdaq Capital Market

Item 1.01 Amendment to a Material Definitive Agreement.

On January 4, 2022, pursuant to that certain Securities Purchase Agreement, dated as of December 22, 2021, by and among the Company and the investors party thereto (each an “Other Holder”, and together with the Holder, the “Holders”) (the “Securities Purchase Agreement”), the Company issued to the Holder, among other things, shares (the “Existing Common Shares”) of common stock, par value $0.086 per share (the “Common Stock”). On January 11, 2022, pursuant to a certain Purchase Agreement, between the Company and Medigap, Inc. an aggregate of 606,037 shares were issued to Medigap as part of the purchase price for the assets of Medigap purchased thereunder by the Company. On January 31, 2022, the Company received a deficiency notification from Nasdaq regarding the issuance of shares of its common stock to the sellers in closing of the January 10, 2022 Medigap acquisition, which Nasdaq determined to aggregate with its shares of common stock issued in the Company’s January 6, 2022 private placement in violation of Nasdaq Listing Rule 5635(a). The Company provided Nasdaq with a remediation plan which was accepted by Nasdaq as previously disclosed.

Pursuant to this plan of remediation, the Holders have entered into Exchange Agreements with the Company pursuant to which they have exchanged a total of 2,670,892 shares of Company common stock for 2,670,892 Series C Warrants and 1,222,498 Series D Warrants. Medigap has also entered into an exchange agreement with the Company pursuant to which Medigap has exchanged 606,037 shares of common stock issued to it for 606,037 Series C Warrants. The Series C Warrants are exercisable into Company common stock on a one-for-one basis immediately upon effectiveness of shareholder approval of the January 4, 2022 financing and January 11, 2022 Medigap transaction. Nine shareholders constituting a majority of the issued and outstanding shares of the Company signed a written consent approving the January 4, 2022 financing and January 11, 2022 Medigap transaction on March 18, 2022, which shall become effective on the 20th calendar day subsequent to filing a Definitive Schedule 14C for which the Preliminary Schedule 14C shall be filed on or before April 1, 2022.

Item 3.02 Unregistered Sale of Equity Securities

See Item 1.01 above.

Item 9.01 Exhibits

4.1 Form of Series C Warrant

4.2 Form of Series D Warrant

10.1 Form of Investor Exchange Agreement

10.2 Form of Medigap Exchange Agreement

104 Cover Page Interactive Data

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

RELIANCE GLOBAL GROUP, INC.

Dated: March 24, 2022	By:	/s/ Ezra Beyman
Ezra Beyman Chief Executive Officer